                                                                    EXHIBIT 99.5


                    EARLY EXERCISE STOCK PURCHASE AGREEMENT


        THIS AGREEMENT is made by and between ALLAYER COMMUNICATIONS, a California corporation (the "Corporation"), and _________________("Purchaser").

                                   WITNESSETH:

        WHEREAS, Purchaser holds an INCENTIVE/NONSTATUTORY stock option to purchase shares of common stock of the Corporation pursuant to the Corporation's 1997 Equity Incentive Plan (the "Plan") which Purchaser desires to exercise; and

        WHEREAS, Purchaser wishes to take advantage of the early exercise provision of his option and therefore to enter into this Agreement;

        NOW, THEREFORE, IT IS AGREED between the parties as follows:

        1. Purchaser hereby agrees to purchase from the Corporation, and the Corporation hereby agrees to sell to Purchaser, an aggregate of _________ shares of the common stock (the "Stock") of the Corporation, for an exercise price of $_____ per share (total exercise price: ___________________________($ )), payable in cash.

The closing hereunder shall occur at the offices of the Corporation on the date of this Agreement or at such other time and place as the parties may mutually agree upon in writing.

At the closing, Purchaser shall deliver three (3) stock assignments in the form of Exhibit B duly endorsed (with date and number of shares left blank), joint escrow instructions (the "Joint Escrow Instructions") in the form of Exhibit C, duly executed by Purchaser, and the total exercise price in cash.

At the closing or as soon thereafter as practicable, the Corporation shall deliver to the Escrow Agent (as defined in paragraph 8 below) share certificates for all of the Stock that is to be subject to the Purchase Option (as defined in paragraph 2 below), and shall deliver share certificates to Purchaser for all of the Stock, if any, that is not to be subject to the Purchase Option.

        2. In accordance with the provisions of section 408(b) of the California General Corporation Law, the Stock to be purchased by Purchaser pursuant to this Agreement shall be subject to the following option ("Purchase Option"):

                (a) In the event that Purchaser shall cease to be an employee of the Corporation for any reason (including his death), or no reason, with or without cause, the Purchase Option may be exercised. The Corporation shall have the right at any time within the ninety (90) day period after Purchaser's termination of service with the Company and all Related Companies or such longer period as may be agreed to by the Company and Purchaser (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Internal Revenue Code) to purchase from Purchaser or his personal representative, as the case may be, at the price per share paid by Purchaser pursuant to this Agreement ("Option Price"), up to but not



                                       1.

exceeding the number of shares of the Stock shown on Exhibit A hereto which is incorporated herein by this reference.

                (b) In addition, and without limiting the foregoing Purchase Option, if at any time during the term of the Purchase Option, there occurs: (a) a dissolution or liquidation of the Corporation; (b) a merger or consolidation involving the Corporation in which the Corporation is not the surviving corporation; (c) a reverse merger in which the Corporation is the surviving corporation but the shares of the Corporation's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of other securities, cash or otherwise; or
(d) any other capital reorganization in which more than fifty percent (50%) of the shares of the Corporation entitled to vote are exchanged, then: (i) if there will be no successor to the Corporation, the Corporation shall have the right to exercise its Purchase Option as to all or any portion of the Stock then subject to the Purchase Option set forth above to the same extent as if Purchaser's employment by the Corporation had ceased on the date preceding the date of consummation of said event or transaction, or (ii) the Purchase Option may be assigned to any successor of the Corporation, and the Purchase Option shall apply if Purchaser shall cease for any reason to be an employee of such successor on the same basis as set forth above. In that case, references herein to the "Corporation" shall be deemed to refer to such successor.

                (c) The Corporation shall be entitled to pay for any shares purchased pursuant to its Purchase Option at the Corporation's option in cash, by offset against any indebtedness owing to the Corporation by Purchaser, or a combination of both.

                (d) As used herein, employment with the Corporation shall include employment with an affiliate of the Corporation.

                (e) This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the part of the Purchaser to continue in the employ of the Corporation, or of the Corporation to continue Purchaser in the employ of the Corporation.

        3. The Purchase Option may be exercised by giving written notice of exercise delivered or mailed as provided in paragraph 14. Upon providing such notice and payment or tender of the purchase price, the Corporation shall become the legal and beneficial owner of the Stock being purchased and all rights and interests therein or related thereto.

        4. If from time to time during the term of the Purchase Option there is any stock dividend or liquidating dividend or distribution of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Corporation, then, in such event, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of his ownership of Stock will be immediately subject to the Purchase Option and be included in the word "Stock" for all purposes of the Purchase Option with the same force and effect as the shares of Stock then subject to the Purchase Option. While the total Option Price shall remain the same after each such event, the Option Price per share of Stock upon exercise of the Purchase Option shall be appropriately adjusted.



                                       2.

        5. All certificates representing any shares of Stock of the Corporation subject to the provisions of this Agreement shall have endorsed thereon legends in substantially the following form:

                (i) "The shares represented by this certificate are subject to an option set forth in an agreement between the corporation and the registered holder, or his predecessor in interest, a copy of which is on file at the principal office of this corporation. Any transfer or attempted transfer of any shares subject to such option is void without the prior express written consent of the issuer of these shares."

                (ii) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the corporation that such registration is not required."

                (iii) Any legend required to be placed thereon by the California Commissioner of Corporations.

        6. Purchaser acknowledges that he is aware that the Stock to be issued to him by the Corporation pursuant to this Agreement has not been registered under the Securities Act of 1933, as amended (the "Act"), on the basis that no distribution or public offering of the Stock is to be effected, and in this connection acknowledges that the Corporation is relying on the following representations: Purchaser warrants and represents to the Corporation that he is acquiring the Stock for investment and not with a view to or for sale in connection with any distribution of the Stock or with any present intention of distributing or selling the Stock and he does not presently have reason to anticipate any change in circumstances or any particular occasion or event which would cause him to sell the Stock. Purchaser recognizes that the Stock must be held indefinitely unless it is subsequently registered under the Act or an exemption from such registration is available and, further, recognizes that the Corporation is under no obligation to register the Stock or to comply with any exemption from such registration.

        7. Purchaser is aware that the Stock may not be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met and until Purchaser has held the Stock for at least two (2) years. Among the conditions for use of Rule 144 is the availability of specified current public information about the Corporation. Purchaser recognizes that the Corporation presently has no plans to make such information available to the public.

Whether or not the Purchase Option is exercised or has lapsed, Purchaser further agrees not to make any disposition of any of the Stock in any event unless and until:

                (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                (b) (i) Purchaser shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) Purchaser shall have given the Corporation an opinion of counsel, which opinion and counsel shall be satisfactory to the



                                       3.

Corporation, to the effect that such disposition will not require registration of the Stock under the Act.

        8. As security for his faithful performance of the terms of this Agreement and to insure the availability for delivery of Purchaser's Stock upon exercise of the Purchase Option herein provided for, Purchaser agrees, at the closing hereunder (or as soon thereafter as practicable) to deliver (or have the Corporation deliver on the Purchaser's behalf) to and deposit with the Secretary of the Corporation, as escrow agent in this transaction (the "Escrow Agent"), three (3) stock assignments duly endorsed (with date and number of shares left blank) in the form attached hereto as Exhibit B, together with a certificate or certificates evidencing all of the Stock subject to the Purchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Corporation and Purchaser set forth in Exhibit C attached hereto and incorporated herein by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder (or as soon thereafter as practicable).

        9. Purchaser shall not sell or transfer any of the Stock subject to the Purchase Option or any interest therein so long as such Stock is subject to the Purchase Option.

        10. The Corporation shall not be required (i) to transfer on its books any shares of Stock of the Corporation which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

        11. Subject to the provisions of paragraphs 9 and 10 above, Purchaser (but not any unapproved transferee) shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Corporation with respect to the Stock.

        12. Purchaser acknowledges receipt of a copy of Section 260.141.11 of Title 10 of the California Administrative Code, attached hereto as Exhibit D.

        13. The parties agree to execute such further instruments and to take such further action as reasonably may be necessary to carry out the intent of this Agreement.

        14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Office Box, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto as his address hereinafter shown below his signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

        15. This Agreement shall bind and inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer herein set forth, inure to the benefit of and be binding upon Purchaser, his heirs, executors, administrators, successors, and assigns. Without limiting the generality of the foregoing, the Purchase Option of the Corporation hereunder shall be assignable by the Corporation at any time or from time to time, in whole or in part. Should the right of repurchase be assigned by the Corporation, the assignee shall pay to the



                                       4.

Corporation cash equal to the excess, if any, of the Stock's Fair Market Value (as defined in the Plan) over the Option Price.



                                       5.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the ___________ day of __________, 200__.


                                       ALLAYER COMMUNICATIONS



                                       By
                                           -------------------------------------
                                             Cheng-Chung Shih, President

                         Address:      107 Bonaventura Drive
                                       San Jose, CA  95134


                                       -----------------------------------------
                                       Purchaser


                         Address:
                                       -----------------------------------------

                                       -----------------------------------------



ATTACHMENTS:

Exhibit A        Vesting Schedule
Exhibit B        Assignment Separate from Certificate
Exhibit C        Joint Escrow Instructions
Exhibit D        Cal. Admin. Code, Title 10, Section 260.141.11
                 83(b) Election



                                       1.

                                    EXHIBIT A

                                VESTING SCHEDULE





                                       1.

                                    EXHIBIT B

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE



        FOR VALUE RECEIVED,____________ hereby sells, assigns and transfers unto ALLAYER COMMUNICATIONS, a California corporation (the "Company"), pursuant to the Purchase Option and Vested Purchase Option under that certain Early Exercise Stock Purchase Agreement, dated ____________ , by and between the undersigned and the Company (the "Agreement"), ________________(___) shares of Common Stock of the Company standing in the undersigned's name on the books of the Company represented by Certificate No(s). ______________ and does hereby irrevocably constitute and appoint the Company's Secretary attorney to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Purchase Option or Vested Purchase Option under the Agreement.

Dated:
       -----------------


                                       -----------------------------------------

                                    EXHIBIT B

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE



        FOR VALUE RECEIVED,__________ hereby sells, assigns and transfers unto ALLAYER COMMUNICATIONS, a California corporation (the "Company"), pursuant to the Purchase Option and Vested Purchase Option under that certain Early Exercise Stock Purchase Agreement, dated _____________, by and between the undersigned and the Company (the "Agreement"), __________________( ____ ) shares of Common Stock of the Company standing in the undersigned's name on the books of the Company represented by Certificate No(s). ______________ and does hereby irrevocably constitute and appoint the Company's Secretary attorney to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Purchase Option or Vested Purchase Option under the Agreement.

Dated:
       -----------------


                                       -----------------------------------------

                                    EXHIBIT B

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE



        FOR VALUE RECEIVED,____________ hereby sells, assigns and transfers unto ALLAYER COMMUNICATIONS, a California corporation (the "Company"), pursuant to the Purchase Option and Vested Purchase Option under that certain Early Exercise Stock Purchase Agreement, dated ______________, by and between the undersigned and the Company (the "Agreement"),_____ ( ) shares of Common Stock of the Company standing in the undersigned's name on the books of the Company represented by Certificate No(s). ______________ and does hereby irrevocably constitute and appoint the Company's Secretary attorney to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Purchase Option or Vested Purchase Option under the Agreement.

Dated:
       -----------------


                                       -----------------------------------------

                                    EXHIBIT C

                            JOINT ESCROW INSTRUCTIONS


Cheng-Chung Shih, Secretary
ALLAYER COMMUNICATIONS
c/o Cooley Godward LLP
3000 Sand Hill Road
Building 3, Suite 230
Menlo Park, CA  94025-7116



Ladies and Gentlemen:

As Escrow Agent for both ALLAYER COMMUNICATIONS, a California corporation ("Corporation") and ________________ ("Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Early Exercise Stock Purchase Agreement ("Agreement") dated as of __________________, to which a copy of these Joint Escrow Instructions is attached as Exhibit C, in accordance with the following instructions:

1. In the event Corporation or an assignee shall elect to exercise the Purchase Option or Vested Purchase Option set forth in the Agreement, the Corporation or its assignee will give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing thereunder at the principal office of the Corporation. Purchaser and the Corporation hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Corporation against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgment of cancellation of indebtedness) for the number of shares of stock being purchased pursuant to the exercise of the Purchase Option or Vested Purchase Option.

3. Purchaser irrevocably authorizes the Corporation to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state or government officials or bank officials. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a shareholder of the Corporation while the stock is held by you.

4. This escrow shall terminate upon the exercise in full or expiration of the Purchase Option, whichever occurs first.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Corporation that any property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Corporation.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Corporation or if you shall resign by written notice to each party. In the event of any such termination, the Corporation shall appoint any officer or assistant officer of the Corporation as successor Escrow Agent, and Purchaser hereby confirms the appointment of such successor as his attorney-in-fact and agent to the full extent of your appointment.

12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, including delivery by express courier, or four (4) days after deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties entitled to such notice at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

        CORPORATION:     ALLAYER COMMUNICATIONS
                         107 Bonaventura Drive
                         San Jose, CA 95134

        PURCHASER:
                         --------------------------

                         ------------------------------------------

                         ------------------------------------------


        ESCROW AGENT:    CHENG-CHUNG SHIH, SECRETARY
                         ALLAYER COMMUNICATIONS
                         c/o Cooley Godward LLP
                         3000 Sand Hill Road, Building 3, Suite 230
                         Menlo Park, California  94025-7116

15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

16. You shall be entitled to employ such legal counsel and other experts (including, without limitation, the firm of Cooley Godward LLP) as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and you may pay such counsel reasonable compensation therefor. The Corporation shall be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

16. This Agreement shall be governed by and interpreted and determined in accordance with the laws of the State of California, as such laws are applied by California courts to contracts made and to be performed entirely in California by residents of that state.


                                       Very truly yours,

                                       ALLAYER COMMUNICATIONS


                                       By:
                                           -------------------------------------



                                       PURCHASER


                                       -----------------------------------------




ESCROW AGENT:


----------------------------------
Cheng-Chung Shih, Secretary

                                    EXHIBIT D

              STATE OF CALIFORNIA - CALIFORNIA ADMINISTRATIVE CODE

         TITLE 10. Investment - Chapter 3. Commissioner of Corporations

260.141.11: RESTRICTION ON TRANSFER. (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6,
260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section
260.141.12 of these rules), except:

        (1)     to the issuer;

        (2)     pursuant to the order or process of any court;

        (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

        (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

        (5)     to holders of securities of the same class of the same issuer;

        (6)     by way of gift or donation inter vivos or on death;

        (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

        (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or a member of an underwriting syndicate or selling group;

        (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

        (10) by way of a sale qualified under Sections 25111, 25112, 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of
                Section 25143 is in effect with respect to such qualification;

        (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

        (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

        (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

        (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

        (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

        (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

        (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

        "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[DATE]

VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED

Director of Internal Revenue
Internal Revenue Service Center
Fresno, CA  93888

RE:      ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF TRANSFER
         PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE

Gentlemen:

This statement constitutes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended from time to time, with respect to the property described below and supplies the following information in accordance with Treasury Regulation Section 1.83-2:

1. The name, address and taxpayer identification number of the undersigned are:

                                                     ("Purchaser")
                              -----------------------

                              -------------------------------------

                              -------------------------------------
                              SOCIAL SECURITY NO.:
                                                    ---------------


2.      PROPERTY DESCRIPTION: ____________________ shares of the Common Stock of

                              Allayer Communications (the "Company")

3.      The date on which property was transferred is _______________, 20____.

4.      The taxable year for which the election is made is the calendar year
        20_____.

5.      RESTRICTIONS:

        A portion of the taxpayer's interest in the Common Stock of the Company is subject to repurchase in the event the taxpayer's relationship with the Company terminates for any reason.

6. The fair market value at the time of transfer of the property with respect to which this election is being made, determined without regard to any restriction other than a restriction which by its terms will never lapse, is $___________.

7. The amount paid by the undersigned taxpayer for the property is $__________.

8. A copy of this statement has been furnished to and the transferee of the property if different from the Purchaser.

Dated:  ______________, 20_____.

Very truly yours,



-------------------------------------
Purchaser